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                                                                     Exhibit 8.3


                                                                December 1, 2003

China Life Insurance Company Limited
16 Chaowai Avenue
Chaoyang District
Beijing 100020, China

                      China Life Insurance Company Limited
            Registration Statement on Form F-1 dated December 1, 2003
            ---------------------------------------------------------


Ladies and Gentlemen:

     We have acted as special United States tax counsel to China Life Insurance Company Limited, a joint stock company incorporated in the People's Republic of China (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by the Company, of a Registration Statement on Form F-1 (File No. 333-110615) (the "Registration Statement"), relating to the issuance and sale by the Company of American depositary shares, representing H shares.

     In furnishing this opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed (i) the genuineness of all signatures on relevant documents, (ii) the authenticity, validity and enforceability of all relevant documents and (iii) conformity to original documents of all documents submitted to us as certified or copies.

     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we confirm that the statements of law and legal conclusions set forth under the heading "Taxation--United States of America" in the Registration Statement represent our opinion.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that the law and facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation--United States of America" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                           Very truly yours,

                                           /s/ Debevoise & Plimpton